Exhibit 99.1

Alimera Sciences Announces Closing of $50.0 Million Financing with Deerfield Management

ATLANTA, December 15, 2014 – Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, announced today that it has closed its offering of Series B Preferred Stock with Deerfield Management and certain of its affiliates (Deerfield). Alimera issued Deerfield an aggregate of 8,291.873 shares of Series B Preferred Stock for a purchase price of $6,030.00 per share, or an aggregate purchase price of approximately $50.0 million. Each share of Series B Preferred Stock is convertible into 1,000 shares of Alimera’s common stock at any time at the option of the holder, provided that the holder is prohibited from converting Series B Preferred Stock into shares of Alimera’s common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of Alimera’s common stock then issued and outstanding. Alimera also issued an additional 124.378 shares of Series B Preferred Stock to Deerfield as a subscription premium. The Series B Preferred Stock is not redeemable at the option of the holder. The Series B Preferred Stock is not subject to any price-based or other anti-dilution protections and does not provide for any accruing dividends. Except as otherwise required by law (or with respect to approval of certain actions), the Series B Preferred Stock does not have voting rights. Alimera plans to use the proceeds for commercial launch of its lead product, ILUVIEN, in the United States, continued marketing efforts in Europe and general corporate purposes.
A registration statement relating to the preferred stock and underlying common stock has been filed with and declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering was filed with the Securities and Exchange Commission on November 28, 2014. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
Cantor Fitzgerald & Co. acted as Alimera’s financial advisor on the transaction.
About Alimera Sciences, Inc.
Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera’s European operations are conducted from London by its subsidiary, Alimera Sciences Limited.
About Deerfield
Deerfield is an investment management firm, committed to advancing healthcare through investment, information and philanthropy. For more information about Deerfield, please visit www.deerfield.com.
Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the expected closing and closing date of the financing. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ are discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
Investor Contact:
The Ruth Group
David Burke
646-536-7009
dburke@theruthgroup.com

SOURCE: Alimera Sciences, Inc.